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                                                                      Exhibit 24

                              Powers of Attorney


KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert D. Gordon, Sue A. Hogue and Julie Cummins Brady and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-3 of Apertus Technologies Incorporated ("Apertus") to be filed under the Securities Act of 1933 for the registration of up to 504,252 shares of Common Stock of Apertus (issued in connection with the Acquisition Agreement dated June 26, 1995 among Apertus, BlueLine Acquisition Co. and BlueLine Software, Inc.) and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Signatures                                         Date
         ----------                                         ----


  /s/  Robert D. Gordon                                 July 20, 1995
------------------------------------------------
Robert D. Gordon, Chairman of the Board, Chief
    Executive Officer, President (Principal
    Executive Officer) and Director


  /s/  Sue A. Hogue                                     July 20, 1995
------------------------------------------------
Sue A. Hogue, Vice President and Chief Financial
    Officer (Principal Financial Officer and
    Principal Accounting Officer)


  /s/  Nicholas J. Covatta, Jr.                         July 20, 1995
------------------------------------------------
Nicholas J. Covatta, Jr., Director


  /s/  Robert W. Fischer                                July 20, 1995
------------------------------------------------
Robert W. Fischer, Director


  /s/  George Hubman                                    July 20, 1995
------------------------------------------------
George Hubman, Director


  /s/  Arch J. McGill                                   July 20, 1995
------------------------------------------------
Arch J. McGill, Director


  /s/  Clarence W. Spangle                              July 20, 1995
------------------------------------------------
Clarence W. Spangle, Director